Exhibit 99.2

[FORM OF PROXY]

REVOCABLE PROXY

FIRST CAPITAL BANCORP, INC.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

Proxy for Special Meeting of Stockholders

Thursday, August 20, 2009

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard W. Wright and Gerald Blake, or either of them as attorneys and proxies with full power of substitution, to vote all shares of the common stock of First Capital Bancorp, Inc. held of record by the undersigned at the Special Meeting of Stockholders to be held on Thursday, August 20, 2009, at Comfort Suites Innsbrook, 4051 Innslake Drive at 2:00 p.m., local time, and any adjournment thereof, in accordance with the instructions noted below, and at their discretion upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE MARK VOTES AS IN THIS EXAMPLE  ☐

1.	APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Merger dated April 3, 2009 between First Capital Bancorp, Inc. and Eastern Virginia Bankshares, Inc. and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING. In the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Agreement and Plan of Merger and the transactions contemplated thereby, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND TO GRANT AUTHORITY TO ADJOURN. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF FIRST CAPITAL BANCORP, INC. A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

The stockholder’s signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2009

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD IN POSTAGE PAID ENVELOPE PROVIDED

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

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